SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 31, 2004
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040

(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On March 31, 2004, Corixa Corporation announced the election of Gregory Sessler to its board of directors. Corixa also announced that Michael Bigham and Joseph Lacob have resigned from the board of directors and will not stand for re-election at the 2004 annual meeting of stockholders. A copy of the press release regarding these announcements is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release of Corixa Corporation dated March 31, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date:March 31, 2004	By:	/s/ MICHELLE BURRIS

Name: Michelle Burris Its: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Corixa Corporation dated March 31, 2004